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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 10, 2011

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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SEC 873 (03/10)

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Item 8.01                      Other Events.

On January 10, 2011, a judgment and decision was unsealed and issued for publication in respect of the lawsuit in the United States Court of Federal Claims by Armour of America, Incorporated (“AoA”), a subsidiary that Arotech Corporation (“Arotech”) purchased in August 2004, against the United States Naval Air Systems Command (NAVAIR). The lawsuit, which was based on events that had occurred prior to Arotech’s purchase of AoA, had sought approximately $2.2 million in damages for NAVAIR’s alleged improper termination of a contract for the design, test and manufacture of a lightweight armor replacement system for the United States Marine Corps CH-46E rotor helicopter. NAVAIR, in its answer, counterclaimed for approximately $2.1 million in alleged reprocurement and administrative costs. The court’s decision found against AoA and in favor of NAVAIR, and awarded NAVAIR reprocurement and administrative costs in the total amount of approximately $1.55 million.

Arotech is currently deciding whether to appeal the court’s decision.

Based on the trial results and subsequent inquiries, Arotech, after consultation with litigation counsel handling this case and with its legal advisors, had previously formed a conclusion that it would be appropriate and prudent to record an allowance in anticipation of an adverse decision in this case, in the amount of $750,000, and had recorded a charge in this amount in its financial statements for the year ended December 31, 2009. In light of the judge’s decision in this case, Arotech anticipates recording an additional charge of approximately $803,000 in its financial statements for the year ended December 31, 2010.

Arotech does not believe that this judgment will adversely affect its current business relationship with NAVAIR, with which various subsidiaries of Arotech have conducted business subsequent to the events that formed the basis of this lawsuit.

As of December 31, 2010, Arotech had approximately $6.9 million in available cash-on- hand and approximately $5.2 million available on its bank line of credit. Arotech believes that payment of this judgment, should it ultimately have to be paid, will not materially adversely affect its available cash resources.

Certain of the statements in this report constitute forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
/s/ Robert S. Ehrlich
Name:	Robert S. Ehrlich
Title:	Chairman and CEO
Dated:   January 11, 2011